Exhibit 10.1

COMMERCIAL LOAN AGREEMENT

THIS COMMERICAL LOAN AGREEMENT (this “Agreement”) is made as of this 11th day of March 2021 (“Effective Date”), by and between Sysorex, Inc., a Nevada corporation having an address 13880 Dulles Corner Lane, Ste. 175, Herndon, VA 20171 (“Borrower”) and Quantum Lexicon, LLC, a Delaware limited liability company, having an address at 16192 Coastal Highway, Lewes, DE 19958 (the “Lender”). The Borrower and Lender are individually referred to herein as a “party” and collectively as the “parties”.

RECITALS

WHEREAS, the Lender has agreed to lend the Borrower the principal amount of $125,000 at an interest rate of 1% per month and a term of 90 days (“Loan”).

WHEREAS, the Borrower has agreed to secure full performance of the obligations set forth in the Loan Documents with a pledge of the that number of shares of the Borrower’s common stock equal to three hundred percent of the Loan Amount (“Collateral”). The terms of the pledge shall be set forth in the Stock Pledge Agreement included herewith.

WHEREAS, this Agreement, the Promissory Note, the Stock Pledge Agreement and any ancillary documents related thereto shall hereinafter be referred to as the “Loan Documents” and no general reference to the same used herein or in the Promissory Note or Stock Pledge Agreement shall invalidate the obligations of the Borrower set forth in this Agreement, the Promissory Note, the Stock Pledge Agreement and any ancillary documents related thereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Incorporation of Recitals and Exhibits. Each of the Recitals above and all Exhibits, and other instruments referred to in this Agreement are hereby incorporated into this Agreement as though set forth in full. Provisions set forth in the Recitals have the same force and effect as any other provisions of this Agreement.

2. The Loan. Subject to all of the terms and conditions of this Agreement, the Promissory Note and the Stock Pledge Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Principal Amount defined in the Promissory Note.

3. The Promissory Note; Stock Pledge Agreement. The Borrower shall execute this Agreement, the Promissory Note and the Stock Pledge Agreement attached hereto and deliver it to Lender.

4. Representations, Warranties and Covenants. Borrower makes the following representations and warranties and covenants to the Lender, all of which shall survive Closing:

(a) Borrower is a corporation, validly formed and validly existing under the laws of the state of its incorporation. Borrower has full power and authority to execute, deliver and perform the obligations and carry out the duties imposed upon Borrower by the Loan Documents, and Borrower has taken all actions necessary to carry out Borrower’s obligations and duties in connection with the Loan.

(b) The individual executing the Loan Documents is an individual having full power and authority to execute and deliver the Loan Documents on behalf of Borrower, and to execute, deliver and perform the obligations and carry out the duties imposed upon the Borrower by the Loan Documents, and Borrower has taken all action necessary to carry out Borrower’s obligations and duties in connection with the Loan.

(c) Each of the Loan Documents executed by the Borrower have been duly and properly executed and delivered.

(d) To the Borrower’s actual knowledge, each of the Loan Documents constitute legal, valid and binding obligations of the Borrower, and are enforceable in accordance with their respective terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and limitations imposed by general principles of equity.

(e) No provision of any deed of trust, mortgage, indenture, agreement, contract, or other instrument requires the consent or authorization of any other person, firm or corporation as a condition precedent to the consummation of the transactions contemplated herein or in any of the other Loan Documents, or if required, such consents or authorizations have been obtained.

(f) No approvals, consents or permits are required in connection with the execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents, or in connection with the performance or consummation by the Borrower, of any of the transactions contemplated hereby or thereby, or if required, such approvals, consents or permits have been obtained.

(g) The execution, delivery and performance of any of the Loan Documents, the granting of the security interests therein (either stated herein or hereinafter required), and the compliance with the provisions of Loan Documents, (i) have not constituted (and will not, upon the giving of notice or lapse of time or both, constitute) either (A) a breach or default under any organizational document of Borrower, or any indenture, mortgage, deed of trust, franchise, permit, license, note or any other agreement or instrument to which the Borrower is a party, or any of the Borrower’s respective properties or assets may be bound or affected, or (B) a violation of any applicable law, court order, writ, injunction or other decree which may affect the Borrower and (ii) will not result in a lien or privilege against any property or assets of the Borrower, other than liens in favor of Lender pursuant to the Loan Documents (either stated herein or hereinafter required).

(h) No actions, suits or proceedings are pending, or to the Borrower’s actual knowledge are threatened against the Borrower which might affect the ability of the Borrower to perform their respective obligations pursuant to and as contemplated by the terms and provisions of the Loan Documents.

(i) Neither the Borrower nor or any of its affiliates have dealt with any brokers in connection with this Loan transaction, and no brokerage fees or commissions are payable by or to any person in connection with any of the Loan Documents.

(j) No aspect of the Loan transaction violates or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.

(k) The information provided by the Borrower to Lender in connection with the Loan does not include an untrue statement of a material fact or omit to state any material fact or any other fact which is necessary to make the statements contained therein (in the light of the circumstances under which they were made) not misleading.

(l) Neither the Borrower nor any of its affiliates is subject to sanctions of the United States government or in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) (the “Terrorism Executive Order”) or a person similarly designated under any related enabling legislation or any other similar executive order (collectively with the Terrorism Executive Order, the “Executive Orders”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”), any sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1-44, as amended from time to time, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, as amended from time to time, the Iraqi Sanctions Act, Publ. L. No. 101-513; United Nations Participation Act, 22 U.S.C. § 287c, as amended from time to time, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa-9, as amended from time to time, The Cuban Democracy Act, 22 U.S.C. §§ 6001-10, as amended from time to time, The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time, and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106-120, as amended from time to time.

(m) Neither the Borrower nor any of its affiliates is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury, and/or on any other similar list (the “Lists”) maintained by such office pursuant to any authorizing statute, Executive Order or regulation or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of the Terrorism Executive Order or a Person similarly designated under any related enabling legislation or any other similar Executive Orders.

(n) Neither the Borrower nor any of is affiliates are knowingly or will knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person, (ii) deal in, or otherwise engage in, any transaction relating to any property or interest in property blocked pursuant to any Executive Order or the Patriot Act, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Executive Order or the Patriot Act.

(o) To the Borrower’s actual knowledge, the Borrower has procured and properly maintained all licenses or permits necessary to operate their business.

(p) The Borrower hereby agrees to protect, indemnify, defend and save harmless the Lender and its affiliates, including, but not limited to, its shareholders, directors, managers, members, officers, agents, attorneys and employees from and against any and all injuries, damages, losses, liabilities and expenses of any kind or nature and from any suits, claims or demands, including legal fees and expenses, by reason of, or as a result of any violation of its obligations arising from the Loan Documents.

5. Event of Default. An “Event of Default” means the occurrence of any one or more of the following events:

(a) the failure by the Borrower to make any payment required under the Promissory Note when due;

(b) the failure of the Borrower to observe or perform its obligations under the Loan Documents, which failure continues beyond the expiration of the applicable notice and cure period;

(c) the failure of the Borrower to convey the Collateral to the Lender after the expiration of any cure period under the Promissory Note;

(d) any representation or warranty contained in the Loan Documents shall have been false or misleading in any material respect when made;

(e) if the Borrower (i) shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) shall make a general assignment for the benefit of its creditors; or (iii) shall have commenced against it any case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iv) shall have commenced against it any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (v) shall take any action that results in a stop transfer order being placed on the Collateral; (vi) shall take any action to further encumber the Collateral in any respect; (vii) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) through (v vii) above; or (viii) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

6. Notice and Cure. Borrower shall be entitled to notice and (i) in the case of covenants which can be cured by the payment of money, ten (10) days from such notice to cure such covenant, and (ii) in the case of other covenants, thirty (30) days from such notice to cure failure to perform. If a failure to perform which cannot be cured by the payment of money is susceptible of cure, but cannot be cured within thirty (30) days from notice through the exercise of reasonable diligence, then, so long as the Borrower commences cure within such thirty (30)-day period, such failure remains susceptible to cure, and the Borrower diligently pursues cure and completes such cure within sixty (60) days of receipt of notice of default, such failure shall not be deemed to create an Event of Default.

7. The Lender’s Remedies. If an Event of Default shall occur, the Lender shall have all rights and remedies available to it or for its benefit under the Loan Documents or otherwise at law and in equity and the Lender shall have no further obligation to perform its obligations under any of the Loan Documents. The Borrower shall not interfere with the exercise by the Lender of any of its rights and remedies under the Loan Documents, including but not limited to the issuance of the Collateral to and in the name of Lender or assigns and shall fully cooperate with the Lender in the exercise of the Lender’s rights.

8. Miscellaneous.

(a) Relationship of the Borrower and the Lender. The relationship between the Borrower and the Lender is solely that of debtor and creditor. The Lender has no fiduciary or other special relationship with the Borrower, is not a partner or joint venturer of the Borrower and is not an agent of the Borrower. No term of the Loan Documents shall be construed as creating any relationship between the Borrower on one hand and the Lender on the other hand, to be anything other than that of debtor and creditor.

(b) No Lender Obligations. By accepting or approving anything required to be observed, performed or fulfilled or to be given to the Lender pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, the Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by the Lender.

(c) Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained in the Loan Documents or made in writing by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall survive for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, the Promissory Note, the Stock Pledge Agreement, any ancillary document to the Loan Documents, and the funding of the Loan, any investigation at any time made by the Lender or on the Lender’s behalf, and any disposition of or payment on the Promissory Note.

(d) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(e) Amendment, Waiver, Entire Agreement. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only in a writing signed by the party against which enforcement is sought. The Loan Documents contain the entire agreement and understanding between the Lender and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

(f) Descriptive Headings; Interpretation. The headings in this Agreement are for purposes of convenience only and shall not be used in construing or interpreting this Agreement. References to an “Exhibit” are, unless otherwise specified, to an Exhibit attached to this Agreement. References to an “Article” or “Section” are, unless otherwise specified, to an “Article” or “Section” of this Agreement, as the case may be. Notwithstanding that this Agreement was initially prepared by the Lender’s counsel, this Agreement has been reviewed and negotiated by competent counsel on behalf of the Borrower. The parties to this Agreement agree that the Loan Documents shall not be construed against the Lender as a result of this Agreement having been so prepared by Lender’s legal counsel. If the Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

(g) Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties originally benefited thereby. The terms and provisions of the Loan Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Lender, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof. In connection therewith, any such transferee or assignee may disclose all documents and information which such transferee or assignee now or hereafter may have relating to this Loan transaction. Notwithstanding the foregoing, the Loan is personal to the Borrower and the Borrower is prohibited from assigning or transferring their rights and obligations under the Loan Documents without the express written consent of Lender, which consent shall not be unreasonably withheld.

(h) Governing Law. THIS AGREEMENT, THE PROMISSORY NOTE AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE NEGOTIATED IN THE STATE OF DELAWARE AND MADE BY DEBTOR AND ACCEPTED BY LENDER IN THE STATE OF DELAWARE, AND THE PROCEEDS OF THE LOAN SECURED HEREBY WERE DISBURSED FROM DELAWARE, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT AND THE SECURED OBLIGATIONS ARISING HEREUNDER, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE LAW OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF THE OBLIGATION ARISING UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS, AND THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER AND THEREUNDER.

(i) Waiver of Jury Trial. The Lender and the Borrower hereby waive, to the fullest extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim, whether in contract, tort or otherwise, in connection with, or relating directly or indirectly to the Loan Documents.

(j) Service of Process. The Borrower consents to process being served in any suit, action or proceeding hereunder by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at its address set forth above or to any other address which the Borrower shall have designated by written notice to the Lender. Nothing herein shall affect the rights of the Lender to serve process in any manner permitted by law.

(k) Notices, Etc. Any notice, demand or other communication under the Loan Documents shall be in writing and shall be deemed delivered on the earlier to occur of (i) receipt or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to the party to receive the same at the address of such party set forth above or, in each case, at such other address, or to the attention of such other officer, as the Borrower or the Lender, as the case may be, shall have furnished to the other party in writing.

(l) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(m) Limitation on Liability of the Lender and Others. The Borrower’s sole recourse and remedy for any default on the part of any person under the Loan Documents shall be limited to the Principal Amount (as defined in the Promissory Note) of the Loan. Borrower shall have no recourse against the Collateral or any conveyance thereof. Neither the Lender, nor any of its agents or representatives, or any officer, director, shareholder, partner, agent, principal, heir, estate, attorney, successor or assign of any of the foregoing shall have any personal liability in any respect under this Agreement.

(n) Attorneys Fee; Legal Fees. In the event of a dispute with regard to the Loan Documents, the costs, fees and expenses of the prevailing party shall be borne by the non-prevailing party within five (5) business days of any final determination ordered or agreed upon by a court, mediator, or arbitrator having jurisdiction over such dispute. The parties to the Loan Documents shall bear the cost of their respective legal fees with regard to the negotiation, preparation and consummation of the Loan Documents.

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WHEREAS, the duly authorized representatives of the Lender and Borrower have executed this Agreement as of the date first set forth above.

BORROWER:

Sysorex, Inc.

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	Chief Executive Officer

LENDER:

Quantum Lexicon, LLC

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	Manager

SECURED PROMISSORY NOTE

Borrower: Sysorex, Inc.

Lender: Quantum Lexicon, LLC

Date: March 11, 2021	Interest Rate: 1% per month

PROMISE TO PAY. Sysorex, Inc., a Nevada corporation having an address 13880 Dulles Corner Lane, Ste. 175, Herndon, VA 20171 (“Borrower”) promises to pay to the order of Quantum Lexicon, LLC, a Delaware limited liability company (“Lender”), without setoff, in lawful money of the United States of America, the principal amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000)(“Principal Amount”), together with interest at the rate of One Percent (1%) on the unpaid outstanding Principal Amount of this Promissory Note (“Interest”). Interest shall accrue and compound upon the unpaid balance of this Promissory Note monthly.

COLLATERAL. This Promissory Note is secured by security interest in and stock pledge of the that number of shares of the Borrower’s common stock equal to three hundred percent of the Principal Amount and accrued Interest currently outstanding from time to time (“Collateral”).

REPAYMENT. Borrower shall make a single balloon payment, which shall include the Principal Amount, accrued Interest and any incurred fees, expenses or penalties on or before the Maturity Date (defined herein). Payment shall be made as directed by the Lender.

MATURITY DATE. The Principal Amount, accrued Interest and any incurred fees, expenses or penalties must be paid in full on or before June 9, 2021 (“Maturity Date”). Failure to pay the Principal Amount, accrued Interest, incurred fees, expenses or penalties on the Maturity Date shall constitute an Event of Default (as defined in the Loan Agreement and/or Stock Pledge Agreement) and the Lender shall have all rights and remedies set forth herein or available at law or equity.

BANK INFORMATION; WIRE INSTRUCTIONS. All amounts due hereunder shall be payable to the Lender at its direction.

MAXIMUM INTEREST AMOUNT. Any amount assessed or collected as interest under the terms of this Promissory Note will be limited to the maximum amount of interest allowed by state or federal law, whichever is greater. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal Amount of the Promissory Note and any remainder will be paid to the Lender as an origination fee.

PREPAYMENT. The Borrower may prepay the Principal Amount plus accrued Interest at any time.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Promissory Note:

a) Borrower fails to make any payment when due under this Promissory Note;

b) Borrower fails to cooperate with the Lender in perfecting the Lender’s security interest in the Collateral;

c) Borrower or its transfer agent fails to execute the SYSX Corporate Instruction Letter included within Loan Documents; or

d) Borrower fails to do anything required of Borrower as set forth under the Loan Documents (as defined in the Loan Agreement).

If the Borrower fails to make payment according to the terms set forth herein, the parties hereby acknowledge that Interest on the Principal Amount shall accrue at a rate of 18% per annum, compounded annually, and that the Lender shall have the right to exercise its remedies under this Promissory Note, the Loan Agreement, the Stock Pledge Agreement or in law or equity.

OPPORTUNITY TO CURE. Upon the occurrence of an Event of Default, Borrower shall be entitled to a limited opportunity to cure. If Borrower defaults upon this Promissory Note, either party may notify the other that the Borrower has triggered and Event of Default and the reasonable particulars of such default. Receipt of notice shall be deemed received one day from the date upon which the written notice is sent to the above referenced email addresses. Borrower shall have five (5) calendar days after either sending or receiving such written notice to either cure the Event of Default or provide the Lender notice that the entire Principal Amount, accrued Interest, expenses, fees or penalties has been paid.

GOVERNING LAW. This Promissory Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Delaware. This Promissory Note has been accepted by Lender in the State of Delaware.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Kent County, State of Delaware.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $1,000.00 if Borrower makes a payment on the Loan (as defined in the Loan Agreement) and the check or preauthorized charge with which Borrower pays is dishonored.

SUCCESSOR INTERESTS. The terms of this Promissory Note shall be binding upon Borrower and shall inure to the benefit of Lender and its successors and assigns.

Borrower’s Initials	NO ORAL AGREEMENTS. This written agreement is the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between Lender and Borrower.

Lender’s Initials	By initialing the boxes to the left, Lender and Borrower affirm that no unwritten oral agreement exists between them.

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PRIOR TO SIGNING THIS PROMISSORY NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PROMISSORY NOTE. BORROWER AGREES TO THE TERMS OF THE PROMISSORY NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Sysorex, Inc.

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	Chief Executive Officer

LENDER:

Quantum Lexicon, LLC

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	Manager

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) is made as of this 11th day of March 2021 (“Effective Date”), by Sysorex, Inc., a Nevada corporation having an address 13880 Dulles Corner Lane, Ste. 175, Herndon, VA 20171 (“Pledgor”) for the benefit of Quantum Lexicon, LLC, a Delaware limited liability company, having an address at 16192 Coastal Highway, Lewes, DE 19958 (“Pledgee”).

RECITALS:

WHEREAS, the Pledgor has executed a Loan Agreement and Promissory Note (the “Note”) in the amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000), on even date herewith for the benefit of Pledgee (“Loan”).

WHEREAS, in order to induce the Lender into giving the Loan, the Pledgor has agreed to grant a security interest in and stock pledge of the that number of shares of Sysorex, Inc.’s common stock equal to three hundred percent of the Principal Amount and accrued Interest currently outstanding from time to time under the Loan (“Common Stock”), to Pledgee.

WHEREAS, in connection with this Agreement, the Pledgor shall execute and deliver to the Pledgee and the Pledgor’s transfer agent Computershare, Inc. that certain SYSX Corporate Instruction Letter.

WHEREAS, the Pledgor has agreed to pledge to the Pledgee the Common Stock, on the terms and conditions set forth below, to secure the full performance of the Pledgor’s obligations under the Note and this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

1. Definitions.

(a) Certificates. The term “Certificates” means the certificates evidencing ownership of the Collateral, and includes without limitation direct registration book entry statements.

(b) Collateral. The term “Collateral” means the Common Stock.

(c) The Company. The term “Company” means Sysorex, Inc., a Nevada corporation.

(d) Cure Period. The term “Cure Period” shall have the meaning set forth in the Note.

(e) Default or Event of Default. The term “Default” and “Event of Default” shall have the meanings set forth in the Loan Agreement and the Note.

(f) Loan Documents. The term “Loan Documents” shall have the meaning set forth in the Loan Agreement entered into on a date even herewith.

(g) Note. The term “Note” means that certain Secured Promissory Note dated March 11, 2021, the amount of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000), tendered by the Pledgor to the Pledgee.

2. Pledge of Shares of Common Stock and Creation of Security Interest. The Pledgor pledges the Collateral to the Pledgee to secure the full and punctual payment and discharge of the Note, and grants to the Pledgee a continuing security interest in the Collateral.

3. Covenants and Warranties of Pledgor. The Pledgor covenants and warrants as follows:

(a) Payment of Indebtedness; Performance under Loan Documents. The Pledgor will promptly pay the Note amounts when due and will discharge its duties and obligations under the Loan Documents. In doing so, the Pledgor shall comply fully with all terms and provisions of the Note, the Loan Agreement and this Agreement, and any other related documents;

(b) Ownership of Collateral. The Pledgor has good and marketable title to the Collateral, free from prior liens, encumbrances, or pledges of any kind;

(c) Liens. The Pledgor will neither create nor permit the creation of any lien or other encumbrance of the Collateral without Pledgee’s prior written consent;

(d) Transfers. The Pledgor and Pledgee will neither make nor permit any transfer of the Collateral, except as provided in this Agreement, without each party’s prior written consent;

(e) Transfer Agent. The Pledgor shall agree to the administrative requirements of Pledgor’s transfer agent with regard to actions necessary to perfect Pledgee’s security interest in the Collateral; and

(f) Perfection of Security Interest. The Pledgor will take all actions required by Pledgee in order to perfect Pledgee’s security interest in the Collateral, including but not limited to, permitting the Pledgee to file one or more UCC-1 financing statement covering the Collateral and executing and delivering a stock power and/or Certificates evidencing in the Common Stock to Pledgee’s attorney to hold in escrow until full performance of the Loan Agreement and Note at the request of the Pledgee.

(g) Reservation of Shares of Common Stock. Pledgor shall direct its transfer agent to reserve from its capital stock that number of shares of Common Stock covering the Collateral.

(h) SYSX Corporate Instruction Letter. Pledgor shall execute and direct its transfer agent Computershare, Inc. to execute that certain SYSX Corporate Instruction Letter and deliver it to Pledgee at closing of the Loan.

4. Duties of Pledgee. The Pledgee covenants and warrants as follows:

(a) Return of Collateral. The Pledgee shall ensure the return of any Collateral received to the Pledgor upon the complete and satisfactory performance of the Note and the Loan Documents;

(b) Protection of Collateral. Pledgee shall not sell the Collateral or engage in any acts which will cause or contribute to the depreciation of the value of the Collateral, other than to take action necessary to levy upon the Collateral pursuant to a Default; and

(c) Release of Security Interest. Upon full satisfaction of the Loan Agreement and Note, the Pledgee, assuming it has filed a UCC-1, will file a UCC-3 releasing its security interest in the Collateral and will provide the Pledgor a copy of the lien release.

5. Exercise of Shareholder Rights.

(a) Receipt of Dividends and Distributions. As long as the Pledgor is not in Default, the Pledgor shall have the right to receive and retain any dividends or other distributions approved and paid on the Collateral.

(b) Right to Vote. As long as the Pledgor is not in Default, and assuming the shares evidencing the Collateral have been issued and are outstanding, the Pledgor may vote the Collateral for all purposes allowed within the restrictions set by this Agreement, and related Loan Documents.

(c) Compliance with Securities Laws. The requirements of the U.S. securities laws, or other applicable state securities laws, may limit the Pledgee’s actions if the Pledgee elects, following a Default, to dispose of any part of the Collateral, and also may limit the subsequent transferee’s ability to transfer the Collateral. Accordingly, the Pledgee agrees that if the Pledgee sells the Collateral at any public or private sale, the Pledgee will only effect that the sale in accordance with applicable securities laws.

6. Default and Return of Collateral.

(a) Notice of Default and Cure. The Pledgee shall deliver notice of any Default to the Pledgor. The Pledgor shall have the right to cure any Default as set forth under the Loan Agreement and Note. If the Pledgor fails to cure a Default as described in the Loan Agreement and/or Note, then, after expiration of such applicable cure period, the Pledgee may pursue any and all remedies provided in this Agreement, including but not limited to, taking title to the Collateral and noticing the Pledgor’s transfer agent that an uncured Event of Default has occurred and that the shares evidencing the Collateral are to be issued to the Pledgee or assigns as set forth herein.

(b) Pledgee May Register Shares on Pledgor’s Books. Should a Default occur, upon expiration of any applicable cure period, the Pledgee may immediately cause the Collateral to be issued and transferred to the Pledgee’s name on the ownership records of the Company and may exercise any right normally incident to the ownership of the Collateral.

(c) Sale of Collateral. Upon the transfer of the Collateral the Pledgee, the Pledgee may sell all or any part of the Collateral at public or private sale.

(d) Remedies Cumulative. Upon Default, the Pledgee shall have all rights available to the Pledgee at law or in equity, including all rights available under the Commercial Code of Delaware or Nevada, as applicable with regard to the Common Stock, and all rights and remedies granted under this Agreement, the Note, and any related Loan Documents. These rights and remedies shall be cumulative and may be exercised singly or concurrently with all other rights and remedies the Pledgee may have.

7. Termination of Agreement. This Agreement shall remain in effect until the obligations under the Note and Loan Agreement have been discharged in full, at which time it shall terminate, and the Pledgee shall return the Collateral to the Pledgor or its assigns.

8. Miscellaneous.

(a) Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against which the waiver is asserted, or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

(b) Notice. Any notice or other communication required or permitted under this Agreement shall be sent in accordance with the notice provision of the Loan Agreement.

(c) Modifications to be in Writing. To be effective, any modification to this Agreement must be in writing signed by all parties to the Agreement.

(d) Agreement Binding upon Successors and Assigns. This Agreement shall bind the Pledgor and its successors and assigns. All rights, privileges, and powers granted to the Pledgee under this Agreement shall benefit the Pledgee and its successors and assigns.

(e) Assignment of Agreement. At any time, the Pledgee may assign or transfer any of its rights or powers under this Agreement to any person or entity. The Pledgor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of the Pledgee.

(f) Further Assurances. Both the Pledgor and the Pledgee agree to take any further actions and to make, execute, and deliver any further written instruments which may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

(g) Attorneys’ Fees and Costs. If the Pledgor or the Pledgee institutes legal proceedings, to settle any controversy arising under this Agreement, then the prevailing party shall be entitled to reasonable attorney’s fees and costs.

(h) Governing Law. This Agreement shall be enforced, governed, and construed in all respects in accordance with the substantive and procedural laws of the State of Delaware, United States of America.

(i) Severability. If any provision of this Agreement or any application of any provision is determined to be unenforceable, the remainder of this Agreement shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

(j) Headings. Headings used in this Agreement have been included for convenience and ease of reference only and will not in any manner influence the construction or interpretation of any provision of this Agreement.

(k) References. Except as otherwise specifically indicated, all references in this Agreement to numbered or lettered sections or subsections refer to sections or subsections of this Agreement. All references to Exhibits refer to Exhibits attached to this Agreement. All references to “this Agreement,” or to any Exhibit to this Agreement, shall include any subsequent amendments to this Agreement, or to the Exhibit, as the case may be.

(l) Number and Gender. When required by the context, the word “it” will include the plural and the word “its” will include the singular; the masculine will include the feminine gender and the neuter, and vice versa; and the word “person” will include corporation, partnership, or other form of association.

(m) Counterparts. This Agreement may be executed in any number of counterparts, including via electronically, each of which will be deemed to be an original and all of which together will constitute a single agreement.

(n) Entire Agreement. This Agreement, the Note and the collective Loan Documents represent the entire understanding of the parties with respect to the subject matter of the Agreement. There are no other prior or contemporaneous agreements, either written or oral, among the parties with respect to this subject.

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EXECUTED AND DELIVERED, as of the date first above written.

PLEDGOR:

Sysorex, Inc.

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	Chief Executive Officer

PLEDGEE:

Quantum Lexicon, LLC

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	Manager